LEASE

     THIS LEASE is made this 5th day of April 2002 by and between LLL Properties, a general partnership, whose address is 117 West Napa
Street, Sonoma, CA ("Landlord") and Sonoma National Bank, whose address is 801 4th Street, Santa Rosa, CA 95402 ("Tenant").

     This Lease is made with reference to the following facts and objectives:

A. Landlord is the owner of the premises (the "Premises"), which consist generally, of a portion of the ground floor containing approximately 2,029 rentable square feet as shown and described in Exhibit "A". The Premises are part of the mixed-use building at 135 West Napa Street, Sonoma, California (the "Real Property") and are subject to improvement by Landlord and Tenant as described in the Work Letter attached hereto as Exhibit "B". The Real Property includes common areas that Tenant shall have the right to use according to the terms of this Agreement.

B. Tenant is willing to lease the Premises from Landlord pursuant to the provisions stated in this Lease.

C. Tenant wishes to lease the Premises for the purpose of operating a bank office or any legal purpose incidental or related thereto.

D. Tenant has examined the Premises and is fully informed of their condition.

     THE PARTIES HERETO AGREE AS FOLLOWS:

1. Premises.

a. Leased Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby hires and takes the Premises from Landlord, upon the terms and conditions herein set forth. Tenant shall also have the non-exclusive right to use the common areas of the building subject to rules promulgated by Landlord from time to time.

b. Additional Space Option. If, after twenty four (24) months from the Commencement Date, additional space on the first or second floor of the building becomes available for lease, and if Landlord has no interest in leasing it to a business in which Landlord has an interest, Landlord shall first give Tenant written notice of the space availability and a written statement of acceptable terms. Tenant shall have a period of five (5) days from such notice within which to accept or reject Landlord's offer to lease. If Tenant does not accept the offer, in writing, with the five (5) day period, Landlord shall be free to offer the space for lease, and to lease the space to any third party under terms identical to, or more favorable to Landlord than, those offered to Tenant.


2. Term.

          a.   Initial Term.  The term of this Lease shall be twenty
(20) years and shall commence on June 1, 2002 (the "Commencement Date"), and shall end on May 31, 2022.

          b. Rent Commencement. Tenant shall commence paying rent, operating costs and all other monetary obligations hereunder (collectively "Rent") on the date that is the earlier of (i) the date Tenant completes the Improvements, as defined in the Work Letter, and receives authorization from the City and County of Sonoma to occupy the Premises, or (ii) 30 days following Landlord's receipt of a certificate of occupancy for the building from the City and County of Sonoma (Rent Commencement Date).
          c. Delay in Delivery of Possession. If Landlord is unable to deliver possession of the Premises by October 1, 2002, except where Landlord's inability to deliver possession is caused by or contributed to by acts of God, vandalism, or events outside of Landlord's control , it is specifically agreed that this Lease may be cancelled by Tenant and the parties shall have no further liability to or on account of each other. The preceding sentence shall not apply, and Tenant shall not have the right to terminate the Lease in the event that acts of Tenant, or Tenant's contractors, subcontractors, or material suppliers causes or contributes to Landlord's inability to deliver possession by October 1, 2002.

          d. Option to Renew. Provided that Tenant is not in default under this Lease, Tenant shall have the option to extend the term on all of the provisions contained in this Lease, except for rent, for two separate and successive five year periods (each of which are referred to herein as an "Extended Term") following expiration of the preceding term, by giving notice of exercise of the option ("Option Notice") to Landlord at least six (6) months, but not more than one (1) year, before the expiration of the preceding term. If Tenant is in default on the date of giving the Option Notice, the Option Notice shall be totally ineffective. If Tenant is in default on the date the Extended Term is to commence, the Extended Term shall not commence and this Lease shall expire at the end of the preceding term. Tenant shall have no other right to extend the term beyond the Extended Terms.

          e.   Failure to Notify.   In the event Tenant fails to provide
the Option Notice to Landlord within six months of the expiration of any term, Landlord shall notify Tenant of Landlord's intent to re-lease the Premises. Tenant shall have 30 days from receipt of Landlord's notice to provide the Option Notice.

          f.   Rent During Extended Term.  The parties shall have thirty
(30) days after Landlord receives the Option Notice in which to agree on rent during the Extended Term. If the parties agree on rent for the Extended Term during that period, they shall immediately execute an amendment to this Lease stating the rent.

          If the parties are unable to agree on rent for the Extended Term within that period, then within ten (10) days after the expiration of that period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full-time commercial appraisal experience in Sonoma County to appraise and set the monthly rent for the Extended Term ("Fair Market Rental"). If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Fair Market Rental. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Rental. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the Fair Market Rental. If they are unable to agree on the third appraiser, either of the parties to this Lease may apply to the American Arbitration Association (or any successor thereto) for the appointment of an arbitrator in Sonoma County to act as the third appraiser. Each of the parties shall bear one-half (1/2) of the cost of appointing this third appraiser and of the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

          Within thirty (30) days after the election of the third appraiser, a majority of the appraisers shall set the Fair Market
Rental. If a majority of the appraisers are unable to set the Fair Market Rental within this thirty (30) day period, the Fair Market Rental shall be determined to be the average of the opinions of the two appraisers whose estimates of Fair Market Rental are most nearly the same.

          If the Fair Market Rental has not been established by the commencement of the Extended Term, Tenant shall continue to pay the monthly rental in effect on the last day before the commencement of the Extended Term and Landlord and Tenant shall adjust their accounts once the Fair Market Rental has been established.

3. Preparation and Acceptance of Premises.

a. Condition of Premises. Tenant's taking possession of the Premises on commencement of the term shall constitute Tenant's acknowledgment that the Premises are in good condition.

b. Notice Regarding Hazardous Substances. This subparagraph shall constitute Landlord's notice to Tenant pursuant to Cal. Health and Safety Code Section 25359.7. Landlord is aware that the site of the Building at 135 West Napa Street was formerly a gasoline/service station, and hazardous substances came to be located on or beneath the real property. Extensive site remediation has taken place, including removal of contaminated soil, and installation of monitoring wells that remain on the property. All relevant information relating to hazardous substances on the property, including public agency concurrence with the construction of the Building, can be obtained by inspecting the files of public agencies with jurisdiction over the site, including but not limited to files at the Sonoma County Department of Health Services, Environmental Health Division and the San Francisco Bay Regional Water Quality Control Board.

4. Rent.

a. Minimum Monthly Rent. Tenant shall pay to Landlord, as minimum monthly rent, without deduction, setoff, prior notice, or demand, the sum of Two and 70/100 Dollars ($2.70) per rentable square foot per month, subject to adjustment as provided in Paragraph 4(b). Rentable square footage shall be calculated in accordance with 1996 BOMA standards and shall not be subject to revision except in connection with an actual change in the size of the Premises. Rent shall be payable in advance on the first day of each month, except that rent for the first month or portion of it shall be paid on the day the term commences. All rent shall be paid to Landlord in lawful money of the United States at the address to which notices to Landlord are given, or at such other address as Landlord may give Tenant in writing from time to time. If any payment by check is refunded to Landlord because of insufficient funds, then Landlord may at any time thereafter require any payment due hereunder to be made by cashier's or certified check, and failure to do so shall constitute an event of default under this Lease.

b. CPI Adjustments. The minimum monthly rent provided for in Paragraph 4(a) shall be subject to adjustment at the commencement of the third year of the term and each year thereafter (the "adjustment date"), as follows:

The base for computing the adjustment is the San Francisco-Oakland Consumer Price Index for All Urban Consumers, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), that is published for the month in which the term commences ("Base Index"). If the index that is in effect on the adjustment date ("Extension Index") has increased over the Base Index, the minimum monthly rent for the following year shall be set by multiplying the minimum monthly rent set forth in Paragraph 4(a) by a fraction, the numerator of which is the Extension Index and the denominator of which is the Base Index. In no case shall the minimum monthly rent be less than the minimum monthly rent set forth in Paragraph 4(a), but in no event shall the annual increase in rent as a result of this adjustment exceed Six Percent (6%) in any one year. On adjustment of the minimum monthly rent as provided in this Lease, the parties shall immediately execute an amendment to the Lease stating the new minimum monthly rent.

If the Index is changed so that the base year differs from that used when the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. The CPI Adjustments shall continue throughout the Extended Term.

c. Prorations. Minimum monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30th) of the minimum monthly rent per day. If this Lease terminates before the expiration date for reasons other than Tenant's default, minimum monthly rent shall be prorated to the date of termination, and Landlord shall immediately repay to Tenant all minimum monthly rent then prepaid and unearned, if any.

d. Late Fee. Tenant acknowledges that Landlord will incur costs not contemplated by this Agreement if the rent is not paid when due; the exact amount of such damages which would be extremely difficult to ascertain. Accordingly, if payment is not received by Landlord within ten (10) days from when it is due, the Tenant shall pay Landlord a late payment charge equal to Five Percent (5%) of the overdue payment. Tenant agrees that this late charge represents the fair and reasonable estimate of the costs Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of the late charge will not constitute a waiver by Landlord of Tenant's default with respect to the overdue payment, nor prevent Landlord from exercising any of the other rights or remedies granted Landlord under this Agreement, at law, or in equity.

5. Interest on Past Due Obligations. Except as expressly provided in this Lease, any amount not paid to Landlord when due shall bear interest at the maximum annual rate then allowable by law from the date due until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

6. Security Deposit. On execution of this Lease, Tenant shall deposit with Landlord Ten Thousand Dollars ($10,000.00) as a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's default. Tenant shall immediately, on demand, pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant. Landlord's obligations with respect to the security deposit are those of a debtor and not a trustee. Landlord can maintain the security deposit separate and apart from Landlord's general funds or can commingle the security deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the security deposit.

7. Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed on Tenant's personal property installed or located in or on the Premises, and that become payable during the term. On demand by Landlord, Tenant shall furnish Landlord satisfactory evidence of these payments.

8. Real Property Taxes.

a. Payment. Lessor shall pay the Real Property Taxes applicable to the Property and such amount shall be included in the calculation of Common Area Operating Expenses according to Section 10.

b. Definition. As used herein, the term "Real Property Taxes" shall include any form of real estate, tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Real Property by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Real Property or any portion thereof, Landlord's right to rent or other income therefrom and/or Landlord's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

c. Tax Increases: Tenant shall not be liable for increases in the Real Property Taxes under the following circumstances: (i) a reappraisal and/or reassessment of the property resulting from a sale; (ii) additions or enhancements to the Real Property; or (iii) tenant improvements other than those relating to the Premises.

9. Use. The Premises are to be used for a bank and incidental or related uses, and for no other business or purpose without the prior written consent of Landlord, which shall not be unreasonably withheld. No use shall be made or permitted to be made of the Premises, nor acts done in or about the Premises, which will in any way conflict with any law, ordinance, rule or regulation affecting the occupancy or use of the Premises which has been or is subsequently enacted or promulgated by any public authority, or which will increase the existing rate of insurance upon the building, or cause a cancellation of any insurance policy covering the building or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold in or about the Premises, any article which may be prohibited by the standard form of fire insurance policy. Tenant shall not commit, or suffer to be committed, any waste upon the Premises or, any public or private nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the building, nor use any apparatus, machinery or device in or about the Premises which shall cause any substantial noise or vibration, or which shall substantially increase the amount of electricity or water, if any, agreed to be furnished or supplied under this Lease. Tenant further agrees not to connect with electric wires or water or other pipes any apparatus, machinery or device without the consent of Landlord, which consent shall not be unreasonably withheld. So long as Tenant complies with all present and future ordinances and statutes relating thereto, Landlord agrees not to unreasonably withhold consent for installation by Tenant, on the roof of the Real Property, of telecommunications equipment to be used exclusively by Tenant only in the furtherance of Tenant's business.

10. Common Area Operating Costs.

a. Tenant's Share. As additional rent payable by Tenant under this Lease, Tenant shall pay the Landlord, in the manner set forth in this Paragraph 10, Tenant's share of Landlord's operating costs for the building and the Real Property in which the Premises are located. Tenant's proportionate share of the operating costs shall be the ratio that the total number of square feet in the Premises bears to the total number of leasable square feet in the building in which the Premises are located.

b. Definition of Operating Costs. Landlord's operating costs include, without limitation other than as defined in this Lease, all costs of any kind paid or incurred by Landlord in operating, cleaning, equipping, protecting, lighting, repairing, replacing, heating, air-conditioning, and maintaining the areas of the Building and Real Property neither leased nor available for lease to tenants, excluding any costs covered by Paragraph 11.b. (Landlord's Responsibility) and Paragraph 15 (Utilities) hereof. The costs shall include, without limitation, utilities (excluding separately metered electricity), supplies, janitorial services, employees' wages, social security and unemployment insurance contributions, union benefits, rubbish removal, maintenance and replacement of landscaping, maintenance and repair of parking areas, premiums for public liability and property damage and fire and extended coverage insurance, and real property taxes. These costs shall include a reasonable reserve for repair and replacement of equipment used in the maintenance and operation of the building and Real Property. Tenant's responsibility for reimbursement of capital improvements shall be limited to the amortized portion of such improvements using the estimated useful life (as determined under generally accepted accounting principles) as the basis for amortization.

c. Estimated Annual Costs. No later than December 15th of each calendar year, Landlord shall furnish to Tenant a written estimate of Landlord's operating costs for the following calendar year, showing Tenant's share thereof. Landlord agrees that all such estimates should be reasonable and made in good faith, and shall represent Landlord's best estimate of the total operating costs actually anticipated for the following year. Tenant shall pay the Landlord the amount of Tenant's share of the estimated operating costs in 12 equal monthly installments, payable on the first day of each month of the year to which the estimate applies.

          d. Year-End Adjustment. Within thirty (30) days after the end of each calendar year, Landlord shall furnish to Tenant a statement of the actual total operating costs for the calendar year just ended, showing Tenant's share thereof. The statement shall be prepared, signed, and certified to be correct by Landlord or by Landlord's representative. If Tenant's share of actual operating costs for that calendar year exceeds the monthly payments made by Tenant, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of the statement. If Tenant's payments made during that calendar year exceed Tenant's share of the operating costs, Landlord, in Landlord's discretion, shall either apply the surplus against the reserve for the next year, or refund the excess to Tenant.

          e. Adjustment for Last Year. Within thirty (30) days after the end of the calendar year in which this Lease expires or terminates, Landlord shall furnish to Tenant a statement of the total operating costs for the calendar year, and of Tenant's share of any increases. The statement shall be prepared, signed, and certified to be correct by Landlord or its representative. If Tenant's share of operating cost increases for that calendar year exceeds the monthly payments made by Tenant, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of the statement. If Tenant's payments made during that calendar year exceed Tenant's share of operating cost increases, Landlord shall pay Tenant the excess at the time Landlord furnishes the statement to Tenant.

          f. Books and Records. Landlord shall keep full, accurate, and separate books of account covering Landlord's operating costs, and the statement to Tenant shall accurately reflect the total operating costs and Tenant's share. The books of account shall be retained by Landlord at the building in which the Premises are located for a period of at least twenty-four (24) months after the expiration of each calendar year. Tenant shall have the right at all reasonable times during the term to inspect the books of account.

          g. Right of Audit. On Tenant's written request given not more than ninety (90) days after Tenant's receipt of the statement for a particular year, and provided that Tenant is not then in default under this Lease beyond any applicable cure period provided in this Lease and that Tenant has paid all amounts required to be paid under the applicable statement, then Landlord shall provide Tenant with an audited statement (Accountant's Statement) of the Operating Costs (as defined above) for the Real Property for such year from Landlord's independent certified public accountants, and Landlord shall also furnish Tenant with such reasonable supporting documentation in connection with the such Operating Costs as Tenant may reasonably request.

Landlord shall provide this information and the Accountant's Statement to Tenant within sixty (60) days after Tenant's written request for it. The Accountant's Statement shall contain sufficient detail to enable Tenant to verify that, in computing the Operating Costs payable by Tenant, Landlord has adhered to the terms of exclusions and inclusions for Operating Costs, as set forth in this Lease.

Within fifteen (15) days following Tenant's receipt of the Accountant's Statement, Tenant and Landlord shall concurrently be provided with any audit report prepared for Tenant in connection with Tenant's review of the Operating Costs, and Tenant shall advise Landlord if Tenant disputes the Operating Costs or Tenant's share of them as set forth in the Landlord's statement for the applicable year. Thereafter, if Landlord ascertains that an error has been made that is greater than five percent (5%), Tenant's sole remedy shall be for the parties to make such appropriate payments or reimbursements, as the case may be to each other as are determined to be owing, provided that any reimbursements payable by Landlord to Tenant may, at Landlord's option, instead be credited against the Minimum Monthly Rent next coming due under this Lease unless the Lease Term has expired, in which event Landlord shall refund the appropriate amount to Tenant.

Tenant shall keep any information gained from its review of Landlord's records confidential and shall not disclose it to any other party, except as required by law. If requested by Landlord, Tenant shall require its employees or agents reviewing Landlord's records to sign a confidentiality agreement as a condition of Landlord providing the Accountant's Statement to Tenant.


11. Maintenance and Repairs.

a. Tenant's Responsibility. Except as provided in Paragraphs 11(b) (Maintenance and Repairs - Landlord's Responsibility) and 19 (Destruction), Tenant, at its cost, shall maintain, at Tenant's sole cost and expense and at all times shall keep the Premises and every part thereof in good order, condition and repair, including without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of interior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of the Landlord pursuant to Section 11(b) below. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant's obligations shall include restorations, replacements, renewals where necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition or state of repair. Tenant shall promptly comply with all laws, or ordinances, building codes and governmental regulations now or hereafter in force that apply as a result of Tenant's particular use of the Premises at the time. Tenant, at its cost, shall make any repairs, alterations, maintenance and improvements to the Premises required by such laws.

b. Landlord's Responsibility. Landlord, at its cost, shall maintain in good condition the structural parts of the building and the roof. Tenant shall give prompt notice to Landlord of any damage, malfunction, or other condition requiring repair by Landlord. Landlord shall promptly comply with all laws, ordinances, building codes, and governmental regulations now or hereafter in force that apply without regard to Tenant's particular use of the Premises at the time. Landlord, at its cost, shall make any repairs, alterations, maintenance and improvements to the Premises required by such laws. Tenant shall have no obligation to reimburse Landlord for the costs associated with Landlord's compliance with its responsibilities under this Paragraph 11.b nor shall they be passed through to Tenant as operating costs.

12. Alterations.    Except as provided in Paragraph 13 (Trade Fixtures),
Tenant
shall not make any material alterations, improvements, additions or changes to the to the Premises ("Alterations") without Landlord's prior written consent. Landlord shall not unreasonably withhold its consent to proposed Alterations; however, the Alterations for which Landlord may reasonably withhold consent, and which are hereby deemed "Material Alterations," include those that would or could:

(a) Affect the structure of the Building or any portion of the Building other than the interior of the Premises;

(b) Affect any of the Systems of the Building, the Premises, or the premises of any other tenant of the Building;

(c) Result in Landlord being required under applicable law to perform any work that Landlord could otherwise avoid or defer;

(d) Result in an increase in the demand for utilities or services that Landlord is required to provide to this Tenant or to any other tenant; or

(e) Cause an increase in the premiums for any insurance carried by Landlord, whether or not said insurance is required under this Lease.

"Systems of the Building..." means all systems and equipment, including plumbing, heating, ventilation, and air-conditioning, electrical, communications, fire/life-safety; elevator and security systems that serve all or a part of the Building.
Tenant shall request such consent in writing, which must be accompanied by the plans and specifications for the proposed work. Unless otherwise provided by written agreement, all Alterations shall be done at the sole cost of Tenant, shall be the property of Landlord, and shall remain on and be surrendered with the Premises on expiration or termination of the term; provided, however, that at Landlord's option, Tenant shall, at Tenant's expense, when surrendering the Premises, restore the same to their original condition.

     If Tenant makes any Material Alterations to the Premises, as provided in this paragraph, the alterations shall not be commenced until five (5) days after Landlord has received notice from Tenant stating the date the installation of the Alterations is to commence, so that Landlord can post and record an appropriate notice of non-responsibility.

     Tenant shall make or cause to be made all such Alterations to the Premises (including, without limiting the generality of the requirement of this sentence, removing such barriers and providing such alternative services) as shall be required by the Americans with Disabilities Act of 1990, and rules and regulations from time to time promulgated thereunder.

13. Trade Fixtures. Subject to the provisions of Paragraph 12 (Alterations) hereof, Tenant may install and maintain its trade fixtures on the Premises, including, but not necessarily limited to, the vault door, provided that such fixtures, by reason of the manner in which they are affixed, do not become an integral part of the building or Premises. Tenant, if not in default hereunder, may at any time or from time to time during the term hereof, or upon the expiration or termination of this Lease, alter or remove any such trade fixtures so installed by Tenant. If not so removed by Tenant on or before the expiration or termination of this Lease, Tenant, upon the request of Landlord so to do, shall thereupon remove the same. Any damage to the Premises caused by any such installation, alteration or removal of such trade fixtures shall be promptly repaired at the expense of Tenant.

14. Mechanics' Liens. Tenant shall pay all costs for construction done by it, or caused to be done by it, on the Premises, as permitted by this Lease. Tenant shall keep the Premises free and clear of all mechanics' liens resulting from construction done by or for Tenant.

     Tenant shall have the right to contest the correctness or validity of any such lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half (1-1/2) times the amount of the claim of the lien. The bond shall meet the requirements of Civil Code Section 3143 and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of suit, if it recovers in the action).

15. Utilities. Tenant shall pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, and telecommunications services. To the extent permitted by the infrastructure of the Real Property, Tenant shall make all arrangements for such services and shall pay all connection charges

16. Indemnification of Landlord. Tenant agrees to defend (with counsel satisfactory to Landlord), indemnify and hold Landlord harmless against all claims, and the expense of defending against such claims, for injury or damage to persons or property relating to or arising from this Lease, or the use or occupancy or presence on or about the Premises of Tenant, its officers, directors, shareholders, trustees, members, agents, employees, independent contractors, customers, business visitors, service providers, invitees, assigns, and all persons and entities claiming through any of these persons or entities, except to the extent that such injury or damage results from active negligence or willful misconduct of Landlord.

17. Insurance.

a. Liability and Property Damage. Tenant shall maintain comprehensive public liability and property damage insurance with a combined single limit of not less than One Million Dollars ($l,000,000.00), insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises. Such insurance shall insure performance by Tenant of the indemnity provisions of Paragraph 16 (Indemnification of Landlord). Landlord and Tenant shall be named as co-insureds, and the policy shall contain cross-liability endorsements.

b. Review of Coverage. Not more frequently than every three (3) years, if, in the reasonable opinion of Landlord's lender or of the insurance broker retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord's lender or Landlord's insurance broker.

c. Tenant's Personal Property. Tenant shall maintain on all of its personal property, Tenant's improvements, and alterations in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least Ninety Percent (90%) of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant's improvements or alterations.

d. Fire and Extended Coverage. Landlord shall maintain on the building and other improvements that are a part of the Premises, a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements. The premiums for such coverage shall be paid by Landlord as a common area expense described in Section 10.

e. Policy Provisions. Each insurance policy maintained by Tenant under this Lease shall contain a provision requiring thirty (30) days' written notice from the insurance company to Landlord, Tenant, and Landlord's lender before any cancellation or change in the coverage, scope, or amount of the policy. Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other party at the commencement of the term, and on renewal of the policy, not less than twenty (20) days before expiration of the term of the policy.

18. Waiver of Subrogation. The parties release each other, and their respective authorized representatives, from any claims for damage to any person, or to the Premises and to the fixtures, personal property, Tenant's improvements and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from the risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

     Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

     19. Destruction. If the whole or any part of the Premises shall be destroyed by fire or other cause, or be so damaged thereby that they are untenantable and cannot be rendered tenantable within three hundred sixty five (365) days from the date of such destruction or damage, this Lease may be terminated by Landlord or Tenant by written notice. Within forty-five (45) days from the date of such destruction or damage, Landlord shall give written notice to Tenant as to whether or not the Premises will be rendered tenantable within three hundred sixty five
(365) days from the date of such destruction or damage. In case the damage or destruction be not such as to permit termination of the Lease as above provided, or neither Landlord nor Tenant elects to terminate the Lease as above provided, Landlord shall within a reasonable time, render said Premises tenantable, and a proportionate reduction shall be made in the rent herein reserved corresponding to the time during which and to the portion of the Premises of which Tenant shall be deprived of possession. The provisions of Sections 1932(2) and 1933(4) of the California Civil Code shall not apply to this Lease, and Tenant waives the benefit of such provisions.

20. Condemnation. Should the whole or any part of the Premises be condemned and taken by any competent authority for any public or quasi-public use or purpose, all awards payable on account of such condemnation and taking shall be payable to Landlord, and Tenant hereby waives all interest in or claim to said awards, or any part thereof. except that Tenant shall be entitled to receive from the award a sum attributable to the following: (i) Tenant's improvements or alterations made to the Premises in accordance with this Lease that Tenant has the right to remove but elects not to remove; (ii) the fair market value of the Lease at the time of the taking; and (iii) Tenant's loss of goodwill. If the whole of the Premises shall be so condemned and taken, then this Lease shall terminate. If only a part of the Premises is condemned and taken and the remaining portion thereof is not suitable for the purposes for which Tenant has leased said Premises, this Lease shall terminate. If only a part of the Premises is condemned and taken and the remaining portion thereof is, in Tenant's opinion, suitable for the purposes for which Tenant has leased said Premises, this Lease shall continue, but the rental shall be reduced in an amount proportionate to the square footage of the portion taken as it related to the total square footage of the Premises.

21.  Assignment and Subletting.

a. Landlord's Consent Required. Tenant shall not assign, mortgage or pledge this Lease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the prior written consent of Landlord, which consent Landlord agrees not to unreasonably withhold. A consent to one assignment, mortgage, pledge, subletting, occupation or use by any other person shall not relieve Tenant from any obligation under this Lease, and shall not be deemed to be a consent to any subsequent assignment, mortgage, pledge, subletting, occupation or use by another person. Any assignment, mortgage, subletting, occupation or use without such consent shall be void, and shall, at the option of Landlord, terminate this Lease.

b. Tenant Still Bound. Failure of any subtenant or assignee to make any payments to Tenant shall not affect the obligation of Tenant to pay rent or any other obligation under the Lease owing to Landlord. The provisions of any sublease or assignment cannot be modified without the written consent of Landlord.

c. Attorneys' Fees. Tenant shall promptly pay upon billing the reasonable attorneys' fees and out of pocket costs incurred by Landlord for the review or preparation of any documents in connection with a proposed assignment or sublease, provided that such fees shall not exceed $1,000.00.

22. Insolvency and Receivership. Either the appointment of a receiver to take possession of all, or substantially all, of the assets of Tenant or a general assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency or bankruptcy act, shall constitute a breach of this Lease by Tenant.

23. Default and Re-Entry. In the event of any breach of the terms and provisions of this Lease by Tenant, or of Tenant's interest herein, or any part thereof be assigned or transferred without the written consent of Landlord, either voluntarily or by operation of law, whether by judgment, execution, death, receivership or any other means, or if Tenant vacates or abandons the Premises, which shall be conclusively presumed if Tenant leaves the Premises closed or unoccupied continuously for thirty (30) days, then in any such event, Landlord, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises and may store such property at the cost of and for the account and risk of Tenant.

     Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or, pursuant to Section 1951.4 of the California Civil Code, and even though Tenant has breached this Lease and abandoned the Premises, continue the Lease in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under the lease, including the right to recover the rent as it becomes due.

     If Landlord elects to continue the Lease in effect, it may re-let the Premises, or any part thereof, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable and shall have the right to make alterations and repairs to the Premises.

     Rents received by such Landlord from such re-letting shall be applied: first, to the payment of any costs and expenses of such re-letting, including a reasonable attorney's fee and any real estate commission actually paid, and any costs and expenses of such alterations and repairs; second, to the payment of any indebtedness, other than rent, due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent or other obligations as the same may become due and payable hereunder. If the net rent from such re-letting during any month after first applying the rent received to such fees, costs, expenses and other indebtedness, is less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, and such deficiency shall be calculated and paid monthly.

     No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such previous breach.

     Should Landlord at any time terminate this Lease for any breach, and thereafter seek relief pursuant to Section 1951.2 of the California Civil Code, interest shall be allowed upon unpaid rent for the purposes of Section 1951.2(b) at Ten Percent (10%) per annum or the maximum rate permitted by law (as opposed to the legal rate), if greater. Landlord shall be entitled to recover at the time of an award of damages for default the worth of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the rental loss that Tenant proves could reasonably be avoided. Unless otherwise agreed between the parties, any proof by Tenant under Sections 1951.2(a)(2), 1951.2(a)(3), or 1951.2(c)(1) of the California Civil
Code, or any successor statutes, as to the amount of rental loss that could be reasonably avoided, shall be made in the following manner:
Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the leased Premises and in the same geographic vicinity, they shall select a third licensed real estate broker, and the three so selected shall determine the amount of the rental loss that could be reasonably avoided for the balance of the term of this Lease after the time of award. The decision of the majority of said brokers shall be final and binding upon the parties hereto.

     The foregoing rights and remedies shall be in addition to and cumulative with any other rights and remedies available to Landlord under the terms of this Lease or any applicable laws, statutes or regulations.

24. Waiver. The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

25. Removal of Property. Whenever Landlord shall remove any property of Tenant from the Premises and store the same elsewhere for the account, and at the expense and risk, of Tenant, as provided in Paragraph 23 (Default and Re-Entry), hereof, and Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to or demand upon Tenant, for the payment of any part of such charges or the removal of any such property, and shall apply the proceeds of such sale: first, to the cost and expenses of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

26. Attorneys' Fees and Costs of Suit. In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys' fees.

27. Hold Harmless. Tenant shall indemnify and hold Landlord harmless from all claims arising from Tenant's use of the Premises, the Real Property, or the Common Area or the conduct of its business and from any breach or default in the performance of Tenant's obligations under the terms of this Lease; and if any action is brought against Landlord, Tenant shall defend Landlord at Tenant's expense by counsel satisfactory to Landlord.

28. Subordination.

a. Effect of Subordination. This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date or recording thereof.

b. Documentation. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so.
Tenant acknowledges that Tenant's failure to deliver documents referred to above may cause Landlord serious financial damage by causing the failure of a financing or sale transaction. Tenant shall be liable for all consequential damages to Landlord in the event of such failure.

29. Holding Over. If Tenant holds over after the term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term. In such case, rent shall be payable in the amount and at the time specified in Paragraph 4 (Rent) above, and such month to month tenancy shall be subject to every other term, covenant and agreement contained in this Lease.

30. Entry and Inspection. Tenant will permit Landlord and its agents to enter into and upon the Premises at all reasonable times, upon twenty-four hours notice (except in an emergency), for the purpose of inspecting the same, or for the purpose of protecting the interest therein of Landlord or the Owner, or to post notices of non-responsibility, or to make alterations or additions to the Premises, including the erection of scaffolding, props or other mechanical devices, or to provide any service provided by Landlord to Tenant hereunder, without any rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned. Tenant will permit Landlord, at any time within one hundred eighty (180) days prior to the expiration of this Lease, to bring prospective tenants or purchasers upon the Premises, for purposes of inspection or display.

31. Sale or Transfer of Premises. If Landlord sells or transfers all or any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord can transfer the security deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability in reference to the security deposit or prepaid rent.

     If Tenant purchases all of the Premises, the Lease shall terminate on the date title vests in Tenant, and Landlord shall remit to Tenant all prepaid and unearned rent. If Tenant purchases a part of the Premises, this Lease as to the part purchased shall terminate on the date title vests in Tenant, and the monthly rent shall be reduced in the same ratio that the value of the Premises before the purchase bears to the value of the Premises covered by the Lease immediately after the purchase.

32. Successors and Assigns. Subject to the provisions hereof relating to assignment, mortgaging, pledging and subletting, this Lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.




33. Time.  Time is of the essence of this Lease.

34. Notices. All notices that Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same, postage prepaid, addressed to Landlord at 117 West Napa Street, Sonoma, CA , and to Tenant at the Premises, whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing.

35. Complete Agreement. This instrument contains the entire agreement of the parties with respect to the lease of the Premises by Landlord to Tenant. There are, and were, no verbal representations, understandings, stipulations, agreements or promises pertaining thereto that are not incorporated in this Lease. This Lease may be altered, waived, amended or extended only by a writing signed by both parties.

36. Estoppel Certificate. Tenant, within ten (10) days after receipt of written notice from Landlord, shall sign and deliver to Landlord a certificate stating that this Lease is in full force and effect.
Failure to deliver the certificate within the time specified shall be conclusive as to the truth of the information contained therein.

37. Signs. Subject to Landlord's approval, which Landlord agrees not to unreasonably withhold, Tenant may erect any sign or signs at or upon the Real Property or the Premises as are approved by the City of Sonoma. Landlord understands that Tenant's business requires signage of high quality and excellent visibility and agrees to reasonably cooperate with Tenant, at no cost to Landlord, to achieve Tenant's signage goals. Tenant shall keep all its signs in good condition and repair, shall remove the same upon the expiration or prior termination of the term of this Lease, and shall repair any damage caused by such removal.

38. Paragraph Headings. The paragraph headings and numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraphs of this Lease, nor in any way affect this Lease.

39. Recording. Tenant shall not record this Lease without the written consent of Landlord, but a short form Memorandum of Lease may be recorded by Tenant in a form approved in advance by Landlord.
Landlord's approval shall not be unreasonably withheld or delayed..

40. Mediation of Disputes.   If a dispute arises out of or relates to
this Lease or its breach, Landlord and Tenant agree to first try in good faith to settle the dispute by voluntary mediation before resorting to court action.

41. Parking.

(a) So long as this Lease remains in effect and provided that Tenant is not in default, and subject to applicable government rules, regulations and guidelines and to the Parking Rules and Regulations established and revised by Landlord from time to time, Tenant's Customers ("Customers" means Tenant's customers, clients, patrons, or retail or business visitors), and only Tenant's Customers and those of other tenants of the building, may park in the non-exclusive parking area designated for Customers. Said Customer parking area is that parking area located nearest the West Napa Street entrance to the Lynch-Sonoma Building at 135 West Napa Street. Unless established by a written modification to this Lease executed by the parties, neither Tenant nor its employees shall be permitted to use the parking areas designated as "Reserved" for the Sonoma Index-Tribune. Notwithstanding the foregoing, on Saturdays, Sundays and national holidays the parking areas reserved for the Sonoma Index-Tribune shall be open to use by the public, including Tenants and its employees and Customers, subject to the property's Parking Rules and Regulations.

Tenant shall notify its employees in writing of the provisions of this Paragraph 40 and its subparagraphs regarding parking, and Tenant shall give its employees copies of the Parking Rules and Regulations attached as Exhibit C hereto and any future revisions thereto.
(b) Landlord agrees to maintain or cause to be maintained an automobile parking area and to maintain and operate, or cause to be maintained and operated, said automobile parking area during the Term of this Lease for the benefit and use of the customers, clients, visitors, and service suppliers of the building. Nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its clients, visitors, service suppliers or employees in connection with their use of any parking area provided by Landlord.
(c) Landlord specifically reserves the right to change, at Landlord's sole discretion, the location, size, configuration, design, layout, days and times of permitted use, and all other aspects of the parking facility, including the institution or discontinuance of any fee-based parking, automated or staffed parking gates or a valet system. Landlord may close off or restrict access to the parking facility, or to specific areas within the parking facility, from time to time to facilitate construction, alteration or improvements, without incurring any liability to Tenant and without any abatement of rent under this Lease. Landlord shall also have the right to establish, change and enforce against all users of said parking area such reasonable rules and regulations as may be deemed necessary and advisable for the proper and efficient operation and maintenance of said parking area. Such parking rules and regulations may include, without limitation, the hours during which the parking area or portions thereof shall be open for use. If Tenant commits, permits or allows any of the prohibited activities described in the parking rules then in effect, then Landlord shall have the right without notice, in addition to such other rights and remedies it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord and shall be part of the additional rent due Landlord hereunder. In addition, Landlord may terminate the privileges of Tenant to use the parking facility. No termination of parking privileges or removal of a vehicle shall create any liability on Landlord, nor shall such action be deemed to interfere with Tenant's right to possession of the Premises.
(d) Landlord may, if in its opinion the same be advisable, establish for the parking area, including in the rules and regulations, a system or systems of charged validation or other operation including, but not limited to, a system of charges against non-validated parking checks of users. Tenant shall comply with any such system in its use of the parking area and the use of same by Tenant's customers, clients, employees, visitors and service suppliers. Landlord may assign portions of any parking area to be used exclusively by Tenant, its employees, visitors and clients, or by other tenants. Tenant may be required to pay for all usage of parking facilities by Tenant and its employees. In addition, Landlord may charge Tenant directly for any usage of parking facilities by Tenant's guests or visitors, or may require Tenant to validate all visitor parking for Tenant's customers, clients, visitors and service suppliers.
(e) Tenant agrees to promptly comply with and to cause each of the Tenant's employees at the Premises to comply with all parking programs that Landlord may adopt from time to time, and to ensure Landlord's compliance with any and all parking-related governmental regulations, requirements and permits. In the event that Landlord receives a notice of violation from or is fined by any governmental entity for noncompliance with any such regulation, requirement or permit and Landlord determines that the reason therefor is the failure by Tenant or by one or more of the persons employed by Tenant to observe the rules and regulations or parking program governing the parking facility, Tenant shall be responsible for all fines, penalties and other charges imposed by said governmental entity with respect to the period of noncompliance and such amounts shall constitute additional rent payable by Tenant, upon demand, under this Lease.
(f) Notwithstanding anything to the contrary contained in this Paragraph 40, or in this Lease, Landlord shall designate the four parking spaces nearest the west entrance to the building (as shown on Exhibit A) as exclusive parking for Sonoma National Bank customers and shall place signs on those spaces indicating "15 Minute Parking for Sonoma National Bank Customers Only." At no time during the term of the Lease, or any extension thereof, shall Landlord remove, reduce, relocate or place restrictions or charges upon these parking spaces.

42. Tenant Work Letter. The rights and obligations of the parties regarding construction of tenant improvements at the Premises to be completed before the date specified in Paragraph 2, above for commencement of the term of this Lease, are stated in the Tenant Work Letter attached to this Lease as Exhibit B. If this Lease conflicts with the Tenant Work Letter, the Tenant Work Letter shall prevail.





     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first written above.

"LANDLORD"

LLL PROPERTIES, a General
Partnership



By:  /S/ William S. Lynch

"TENANT"

SONOMA NATIONAL BANK




By:  /S/  Deborah A. Meekins
          President and CEO






EXHIBIT B TO LEASE


WORK LETTER


     This Work Letter (Work Letter) constitutes part of the lease
(Lease) dated as of the 15th day of March, 2002, between LLL Properties, a General Partnership as Landlord, and Sonoma National Bank as Tenant. The terms of this Work Letter are incorporated in the Lease for all purposes.

     Section 1.  Defined Terms.

As used in this Work Letter, the following capitalized terms have the following meanings:

General Contractor:   Landlord's general contractor, Midstate
Construction.

Improvements:   Tenant's improvements to the Premises as shown on the
Preliminary Plans, detailed in the Working Drawings and completed in accordance with the Working Drawings and change orders thereto.

Landlord's Representative:  William Lynch, c/o Sonoma Index Tribune, 117
W. Napa Street, Sonoma, CA  95476 (707 938-2111).

Lease: The commercial lease dated the 8th day of April, 2002 between LLL Properties as Landlord and Sonoma National Bank as Tenant.

Preliminary Plans: The preliminary floor plans for the Premises as shown in Exhibit A to the Lease.

Tenant's Representative: Deborah A. Meekins, President, c/o Sonoma National Bank, 801 Fourth Street, Santa Rosa, CA 95404 (707 579-2265).

Working Drawings: Final plans and specifications and working drawings for the construction of the Improvements that will include mechanical and electrical plans and final architectural drawings.

Capitalized terms not otherwise defined in this Work Letter will have the definitions set forth in the Lease or elsewhere in this Work Letter.

     Section 2.  Representatives.

Landlord and Tenant have designated their respective representatives as the sole representative for each with respect to the matters set forth in this Work Letter, with full authority and responsibility to act on their behalf. Either party may change the representative under this Work Letter at any time by giving three (3) days written notice to the other party.

     Section 3.  Procedure and Costs.

Landlord and Tenant will comply with the procedures outlined in this
Section in preparing, delivering, and approving matters relating to the Improvements to be constructed by and for Tenant.

(a) Working Drawings. The Preliminary Plans have previously been approved by Landlord and Tenant. Tenant will cause Working Drawings to be prepared and delivered to Landlord. The Working Drawings will substantially conform to the Preliminary Plans, however, Landlord will not unreasonably object to any logical development or refinement of the Preliminary Plans or any changes necessitated by applicable law.

(b) Building Shell. Landlord is responsible for construction of the building in accordance with the plans and specifications as approved by the City and County of Sonoma pursuant to the issuance of building and other permits for the project. Landlord will construct, at its sole cost and expense, in accordance with all applicable codes and laws as of the Lease Commencement Date (collectively, the "Laws") the base building of the Premises (the "Base Building"). The Base Building shall be constructed in accordance with the plans and specification as approved by the City and County of Sonoma pursuant to issuance of building and other permits for the project ("Plans and Specification"). The Base Building shall include the following items as specified in the Plans and
Specifications:

     1.   Floor.  Finished concrete floor.

     2.   Interior Walls.  Insulated and fire taped sheetrock

     3.   Ceiling.  Ready for Tenant Improvements

     4. Life Safety Systems (fire sprinklers and related alarm). As required by applicable building code for open, undemised, unoccupied office space. Installation of demising walls by Tenant will require modification of these systems, at Tenant's expense as described herein.

     5. Electrical. Power will be provided to the main panel at the location set forth in the Plans and Specifications, but will not be distributed anywhere in the Premises.

     6. Heating, Air Conditioning and Ventilation ("HVAC"). Primary supply duct, return air duct and limited ceiling diffusers as provided in the Plans and Specifications. Installation of demising walls by Tenant will require modification of these systems, at Tenant's expense as described herein.

     7. Telephone. Main telephone terminal panel located in the telephone/electrical area indicated on the Plans and Specifications. Secondary branching of lines to the Premises shall be by Tenant, and all subpanels and related telephone equipment must be located within the Premises.

     8. Water and Plumbing. Plumbing for water as provided in the Plans and Specifications.


(c) Construction Bids. Upon their completion, Tenant will submit the Working Drawings to the General Contractor and to such other qualified, licensed contractors as Tenant deems appropriate, to obtain bid proposals for construction of the Improvements. Tenant may enter into an agreement for the construction of the Improvements with the contractor of Tenant's choice provided the contractor employed by Tenant and any subcontractors shall be duly licensed in California and shall be subject to Landlord's prior approval, which shall not be unreasonably withheld.

(d) Costs of Construction. Costs for construction of the Improvements will be born by Tenant, except that Landlord shall provide an allowance for construction of Tenant's improvements in an amount equal to twenty dollars ($20.00) per rentable square foot as determined in accordance with Paragraph 4.a. of the Lease (the "Tenant Improvement Allowance"). In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter that exceed the Tenant Improvement Allowance. Landlord will disburse to Tenant the amount actually paid by Tenant for the Improvements, up to the maximum of the Tenant Improvement Allowance stated above, upon completion of construction of the Improvements and upon the occurrence of each of the following events:

     (1) Tenant delivers to Landlord properly executed mechanics' waivers and lien releases in compliance with California Civil Code section 3262(d)(4) (Unconditional Waiver and Release Upon Final Payment);

     (2) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, HVAC, life and safety or other systems of the Building, the exterior walls of the Building, the structure or exterior appearance of the Building, or any other tenant's leased premises in the Building; and

     (3) Architect delivers to Landlord a certificate, in form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

Section 4. Construction of Improvements.

Landlord and Tenant will cooperate in good faith to coordinate construction of the Real Property and Tenant's Improvements so as, to the extent possible, have their completion and occupancy dates coincide. Tenant understands and acknowledges that construction of other tenants' improvements and other factors beyond Landlord's control may make this impossible. To this end, Landlord will, subject to the conditions in this Work Letter, provide access to the Real Property to Tenant and Tenant's contractor for construction of the Improvements at the earliest possible date after commencement of the Term..

(a) Permits. Promptly following finalization of the Working Drawings, Tenant, at Tenant's cost, will apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of the Improvements. Landlord agrees to reasonably cooperate with Tenant, at no cost to Landlord, to assist Tenant in obtaining permits.

(b) Construction. Upon receipt of entitlements, Tenant will diligently construct and complete the Improvements substantially in accordance with the Working Drawings. Tenant's Improvements shall comply with all applicable Laws, as defined herein.

(c) Indemnification. Tenant will indemnify, defend (with counsel satisfactory to Landlord), and hold Landlord harmless from all suits, claims, actions, loss, cost, or expense (including claims for workers' compensation, attorney fees, and costs) based on personal injury or property damage or contract claims (including, but not limited to mechanics' lien claims and claims for breach of warranty) arising from the construction of the Improvements. Tenant will repair or replace (or, at Landlord's election, reimburse Landlord for the cost of repairing or replacing) any portion of the Real Property, Improvements or item of Landlord's equipment or any of Landlord's real or personal property damaged, lost, or destroyed in the construction of the Improvements.

(d) Insurance. Tenant's indemnity and insurance obligations to Landlord as set forth in Paragraphs 16 and 17 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's contractors, subcontractor, suppliers, agents, or anyone directly or indirectly employed by any of them, in connection with any liability of Tenant arising out of the Improvements. Prior to commencement of construction, and before Tenant's contractors bring any equipment or materials to the site, Tenant's contractors will obtain and provide Landlord with certificates evidencing Worker's Compensation, public liability, and property damage insurance in amounts and forms and with companies reasonably satisfactory to Landlord.

(e) Rules and Regulations. Tenant and Tenant's contractors will comply with any other rules, regulations, or reasonable requirements that Landlord or General Contractor may impose. Tenant's agreements with Tenant's contractors will require each contractor to provide daily cleanup of the construction area to the extent that cleanup is necessitated by construction of the Improvements. Tenant, Tenant's contractors and subcontractors shall at all times work in harmony and not interfere with the workers, mechanics, and contractors of Landlord or of any other tenant at the Real Property.
(f) Early Entry. Landlord will permit entry of Tenant's contractors into the Premises, for the purposes of constructing the Improvements, upon commencement of the Term of the Lease, but prior to the Rent Commencement Date, subject to satisfaction of the conditions set forth in the Lease, according to the rules and regulations of Landlord or General Contractor described in the preceding paragraph. Landlord shall provide Tenant's contractor with access to temporary water and power and a construction staging area on the property.

(g) Risk of Loss. All materials, work, installations, and decorations of any nature brought on or installed in the Premises before the commencement of the Term will be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf will be responsible for any damage, loss, or destruction.

(h) Condition of Tenant's Work. All work performed by Tenant will be performed in a good and proper manner, will be free from defects in design, materials, and workmanship, and will be completed in substantial compliance with the Working Drawings.

(i) Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Sonoma in accordance with section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, Tenant shall: (i) cause
Tenant's Architect and contractor to do the following: (A) to update the Tenant's Construction Drawings as necessary to reflect all changes made to the Tenant's Working Drawings during the course of construction so as to create a "record set" of plans for the Premises, (B) certify to the best of their knowledge that the record-set of drawings are true and correct, which certifications shall survive the expiration or termination of this Lease, and (C) deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises; and (ii) Tenant shall deliver to Landlord a copy of all warranties, guarantees and operating manuals and information relating to the improvements, equipment and systems in the Premises.

     Section 5.  No Agency.

Nothing contained in this Letter will make or constitute Tenant as the agent of Landlord.

Section 6.  Miscellaneous.

(a) Time of the Essence. Unless otherwise indicated, all references herein to a specific number of days shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

(b) Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default, as described in the first paragraph of Paragraph 22 of the Lease or a default under this Work Letter has occurred at any time on or before the substantial completion of the Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Improvements caused by such inaction by Landlord).



In Witness Whereof, the parties have executed this Work Letter as of the date of the Lease.



LANDLORD:  LLL Properties, a General         TENANT:  Sonoma National
Bank
            Partnership



By: /S/ William S. Lynch
By:  /S/ Deborah A. Meekins

Date:  April 8, 2002
  Date:   April 5, 2002


Exhibit A
(not included)



5



21
EXHIBIT C

PARKING RULES AND REGULATIONS
Lynch-Sonoma Building
135 West Napa Street, Sonoma, California


1.   At no time may Tenant, its employees, agents or Customers
("Customers" means customers, clients, patrons, or retail or business visitors of the Lynch-Sonoma Building, 135 West Napa Street, Sonoma) park in the parking areas designated as "Reserved" for residential tenants or for any other tenants of the Building.

However, on Saturdays, Sundays and national holidays the parking areas reserved for the Sonoma Index-Tribune shall be open to use by the general public, including Tenant, its employees and Customers.

2. If Tenant or Tenant's employee causes or allows a vehicle of Tenant or Tenant's employee to be parked in a space which at that time is reserved for the use of the Sonoma Index-Tribune or any other tenant of the Building or parking facility, Landlord shall have the right to remove or tow away the vehicle involved, without notice to Tenant, Tenant's employee or the owner of the vehicle, and to charge the cost associated with the removal/towing to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord and shall be part of the additional rent due Landlord under Tenant's Lease. Further, and without limiting any other remedy which Landlord may pursue, Landlord shall, after giving notice to Tenant, have the right to charge Tenant, as additional rent payable under this Lease, the sum of Ten Dollars ($10.00) per day per car parked in violation of the provisions of this paragraph.

If, after written notice to Tenant by Landlord, Tenant or Tenant's employees or agents, repeatedly cause or permit material breaches of these Parking Rules and Regulations, then Landlord shall have the right to terminate Tenant's use of the parking facility.

No termination of parking privileges or removal or towing of a vehicle shall create any liability on Landlord, nor shall such action be deemed to interfere with any Tenant's right to possession of the Premises.

3. Landlord may issue parking stickers or other forms of vehicle identification to Tenants. These forms of identification shall remain the property of Landlord, shall be surrendered, removed, or made unreadable by the vehicle owner at Landlord's request, and are not transferable.

4. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in all areas not striped for parking, in aisles where "No Parking" signs are posted, on ramps in crosshatched areas and in any other areas designated by Landlord. All vehicles parked in the lot shall be locked.



5. Nothing contained in these Rules and Regulations shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its Customers, service suppliers or Tenant's employees in connection with their use of said parking facility.


2